                                                                  EXHIBIT 10.34

                                  OFFICE LEASE

                                    Between

                             SORRENTO TECH LIMITED,

                                  as Landlord,

                                      and

                           BIOSYM TECHNOLOGIES, INC.


                                   as Tenant

                                  OFFICE LEASE

         This OFFICE LEASE (the "Lease") is made this _____ day of ____________, 1984, between SORRENTO TECH LIMITED, a California limited partnership (the "Landlord"), and BIOSYM TECHNOLOGIES, INC., a California corporation (the "Tenant").

                               LEASE OF PREMISES

         Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to all the terms and conditions set forth below, those certain premises (the "Premises") as described in Item 1 of the Basic Lease Provisions. The Premises are leased to Tenant on all the terms and conditions set forth in the following Basic Lease Provisions and General Lease Provisions.

                             BASIC LEASE PROVISIONS

1. Premises:

         (a) Rentable Area: 3,156.69 sq.ft. See Definition of Rentable Area attached hereto as Exhibit "A-3."

         (b) Location: The plaza level of that certain eight-story office building (the "Building") as shown on the Floor Plan of the Premises attached hereto as Exhibit "A-1." The Building is located in a certain real estate project commonly known as "San Diego Tech Center" (the "Project"), as shown on the Site Plan of the Project attached hereto as Exhibit "A-2."

         (c)      Address:  9605 Scranton Road, Suite _____,
                            San Diego, CA  92121

2. Lease Term: Approximately five (5) years and 0 months, beginning on the Commencement Date and ending on October 31, 1969.

3.   Target Commencement Date: November 1, 1984. See Paragraph 1(a).

4.   Rent:

         (a)  Initial Basic Annual Rent:  (i)  $75,760.56 per year
                                               ($24.00 per sq.ft.)

                                          (ii) $6,313.38 per month
                                               ($2.00 per sq.ft.)

         (b) Adjustments to Basic Annual Rent: The Basic Annual Rent shall be increased annually on each applicable anniversary of the Commencement Date (as defined in Paragraph 1(a)) at a rate equal to five percent (5.0%) per annum on a compounded basis. The first such increase shall occur on January 1, 1987. The first such increase in the Basic Annual Rent shall cover the period between the Commencement Date and January 1, 1987. See Paragraph 2(b).

         (c)  Additional Rent: See Paragraph 3.

             (i)      Tenant's Building Expense Percentage:   2.09%
             (ii)     Tenant's Project Expense Percentage:    0.65%

         (d)  Rent Commencement Date: November 1, 1985

5. Rent Deposit: $6,313.38, payable in cash upon Commencement Date and applicable to the first monthly installment of Basic Annual Rent.


                                       (i)

6.   Security Deposit: $6,313.38. See Paragraph 4(a).

7. Permitted Use: General office purposes and purposes reasonably incidental thereto.

8.   Addresses for Notices:

     (a)      If to Landlord:
                              Sorrento Tech Limited
                              c/o The Naiman Company
                              9605 Scranton Road
                              San Diego, CA  92121

     (b)      If to Tenant:
                              Biosym Technologies
                              3859-B Miramar St.
                              La Jolla, CA 92037

9.   Address for Payments to Landlord:

     All payments payable to Landlord under this Lease shall be sent to Landlord at the address specified in Item 8(a) above or such other address as Landlord may designate from time to time.

10.  Broker(s): John Burnham & Company

11.  Addenda: The Addenda consists of Paragraphs 42, 42.1, and 42.2.

12. Space Plan Approval Date: August 10, 1984. See Paragraph 7 of the Tenant Improvement Allowance Memorandum (Exhibit "B").

         IN WITNESS WHEREOF, the parties hereto have executed this Lease, consisting of the foregoing provisions and Paragraphs 1 through 42.2 which follow, together with Exhibits "A-l" through "A-3" and "B" through "E," inclusive, incorporated herein by this reference, as of the date first above written.

         "Landlord"                       "Tenant"

         SORRENTO TECH LIMITED, a         BIOSYM TECHNOLOGIES, INC., a
         California limited               California corporation
         partnership

                                          By /s/ J. T. Nagle
                                             ------------------------------
                                          Title:  President
                                                ---------------------------
         By /s/ Brian Sharp               By /s/ Don Mackay
           ---------------------------       ------------------------------
         Brian Sharp
         Title:  Authorized Agent         Title: Secretary
               -----------------------          ---------------------------


                                      (ii)

                               TABLE OF CONTENTS

PARAGRAPH:                                                                   Page

         1.       Term . . . . . . . . . . . . . . . . . . . . . . . .         1
         2.       Basic Annual Rent . . . . . . . . . . . . . . . . .          1
         3.       Additional Rent . . . . . . . . . . . . . . . . . .          2
         4.       Security Deposit . . . . . . . . . . . . . . . . . .         6
         5.       Repairs . . . . . . . . . . . . . . . . . . . . . .          6
         6.       Improvements and Alterations . . . . . . . . . . . .         7
         7.       Use of Premises . . . . . . . . . . . . . . . . . .          8
         8.       Utilities and Services . . . . . . . . . . . . . . .         9
         9.       Rules and Regulations . . . . . . . . . . . . . . .         10
         10.      Taxes on Tenant's Property . . . . . . . . . . . . .        10
         11.      Substituted Premises . . . . . . . . . . . . . . . .        11
         12.      Fire or Casualty . . . . . . . . . . . . . . . . . .        12
         13.      Eminent Domain . . . . . . . . . . . . . . . . . . .        12
         14.      Assignment and Subletting . . . . . . . . . . . . .         13
         15.      Access . . . . . . . . . . . . . . . . . . . . . .          14
         16.      Subordination; Attornment;
                  Estoppel Certificates . . . . . . . . . . . . . . .         15
         17.      Sale by Landlord . . . . . . . . . . . . . . . . . .        16
         18.      Nonliability and Indemnification of Landlord;
                  Insurance . . . . . . . . . . . . . . . . . . . . .         16
         19.      Waiver of Subrogation . . . . . . . . . . . . . . .         18
         20.      Attorneys' Fees . . . . . . . . . . . . . . . . . .         18
         21.      Waiver . . . . . . . . . . . . . . . . . . . . . . .        18
         22.      Notices . . . . . . . . . . . . . . . . . . . . . .         19
         23.      Insolvency or Bankruptcy . . . . . . . . . . . . . .        19
         24.      Default . . . . . . . . . . . . . . . . . . . . . .         19
         25.      Holding Over . . . . . . . . . . . . . . . . . . . .        22
         26.      Condition of Premises . . . . . . . . . . . . . . .         22
         27.      Quiet Possession . . . . . . . . . . . . . . . . . .        22
         28.      Damage to Tenant's Property . . . . . . . . . . . .         22
         29.      Conflict of Laws . . . . . . . . . . . . . . . . . .        22
         30.      Use of Common Areas; Parking . . . . . . . . . . . .        23


                                     (iii)

         31.      Successors and Assigns . . . . . . . . . . . . . .           23
         32.      Brokers . . . . . . . . . . . . . . . . . . . . . .          23
         33.      Name . . . . . . . . . . . . . . . . . . . . . . .           23
         34.      Examination of Lease . . . . . . . . . . . . . . .           23
         35.      Interest on Tenant's Obligations; Late Charge . . .          23
         36.      Force Majeure . . . . . . . . . . . . . . . . . . .          24
         37.      Time . . . . . . . . . . . . . . . . . . . . . . .           24
         38.      Defined Terms and Marginal Headings . . . . . . . .          24
         39.      Prior Agreements; Separability . . . . . . . . . .           24
         40.      Corporate Authority . . . . . . . . . . . . . . . .          24
         41.      No Light, Air or View Easement . . . . . . . . . .           25
         42.      Addenda . . . . . . . . . . . . . . . . . . . . . .          25


Exhibit "A-1"  Floor Plan of the Premises
Exhibit "A-2"  Site Plan of Project
Exhibit "A-3"  Rentable Area
Exhibit "B"    Tenant Improvement Allowance Memorandum
Exhibit "C"    Rules and Regulations
Exhibit "D"    Tenant's Certificate
Exhibit "E"    Parking Agreement


                                      (iv)

                            GENERAL LEASE PROVISIONS

                                      TERM
PARAGRAPH 1

                  (a) Commencement Date. The term of this Lease shall be as shown in Item 2 of the Basic Lease Provisions and shall commence on the Target Commencement Date as shown in Item 3 of the Basic Lease Provisions or such later date as the Premises shall be tendered to Tenant as provided in subparagraph
(b), or upon such earlier date as Tenant takes possession or commences use of the Premises for any purpose, including construction. The date of commencement of the term of this Lease as defined above (the "Commencement Date") shall be confirmed by Landlord sending Tenant a memorandum of the Commencement Date. Such memorandum shall be sent to Tenant within thirty (30) days after the Commencement Date. In addition, Landlord shall send at least ten (10) days prior Tenant written notice of the date on which Landlord reasonably anticipates the Commencement Date to occur.

                  (b) Tenant Delays. If construction of the Tenant Improvements is delayed or postponed by Tenant's Delay (as hereinafter defined), the start of the term of this Lease shall be adjusted to reflect the actual amount of Tenant's Delay. To illustrate, if the total amount of Tenant's Delay were five days and substantial completion of construction of the Tenant Improvements were to occur on November 8, 1984, the Lease term would commence on November 3, 1984. Tenant's Delay shall be the amount of delay or time lost as a result of Tenant's failure to adhere to the time table set forth in the Schedule of Approvals contained in Paragraph 7 of The Tenant Improvement Allowance Memorandum (Exhibit "B").

                  (c) Effect of Delay in Commencement. Notwithstanding the Target Commencement Date, if for any reason the Commencement Date occurs after the Target Commencement Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant under this Lease or extend the term of the Lease. Tenant's obligation to pay Additional Rent shall be measured from the Commencement Date; provided, however, that if the Commencement Date has not occurred within sixty
(60) days after the Target Commencement Date for reasons other than Tenant's Delay, Tenant may, at Tenant's option, by written notice sent to Landlord within ten (10) days after the end of said 60-day period (or such longer period as the parties may mutually agree), cancel this Lease. Tenant's obligation to pay Basic Annual Rent shall commence on the Rent Commencement Date, notwithstanding any delays in the Commencement Date. If Tenant so cancels this Lease, the parties shall be discharged from all obligations hereunder.


                                BASIC ANNUAL RENT
PARAGRAPH 2

                  (a) General. Tenant agrees to pay as initial Basic Annual Rent for the Premises the sum shown in Item 4(a)(i) of the Basic Lease Provisions, increased at the times and in the amounts referenced in Item 4(b) of the Basic Lease Provisions. The Basic Annual Rent shall be payable in advance without deduction or offset and in equal monthly installments as shown in Item 4(a)(ii) of the Basic Lease Provisions, commencing on the Rent Commencement Date (as hereafter defined) and continuing on the first day of each calendar month thereafter. If the term of this Lease commences or ends on a day other than the first or last day of a calendar month, then the Basic Annual Rent and other items of "rent" (as hereafter defined) for such partial month shall be prorated in the proportion that the number of days this Lease is in effect during such partial month bears to the number of days in that calendar month. Rent shall be paid at the commencement of such partial month. The date on which the first installment of Basic Annual Rent is due and payable is hereafter referred to as the "Rent Commencement Date." Unless otherwise specified in Item 4 of the Basic Lease

Provisions, the Rent Commencement Date shall be the first day of the first month following the Commencement Date. The first installment of Basic Annual Rent shall include any Basic Annual Rent accrued during any partial month between the Commencement Date and the first day of the first month following the Commencement Date.

         (b) Increases in Basic Annual Rent. The Basic Annual Rent shall be adjusted at the times specified in Item 4(b) of the Basic Lease Provisions. The date on which the Basic Annual Rent is adjusted is hereafter referred to as the "Rental Adjustment Date." The rate of the increase in the Basic Annual Rent (hereafter referred to as the "Rental Adjustment Percentage") shall be as specified in Item 4(b) of the Basic Lease Provisions. Each such increase in the Basic Annual Rent shall take effect on the applicable Rental Adjustment Date. Except as may be provided in Item 4(b) of the Basic Lease Provisions, the amount of each increase in the Basic Annual Rent shall be equal to the Basic Annual Rent (the "Base Rent") payable during the twelve (12) month period immediately preceding the applicable Rental Adjustment Date multiplied by the Rental Adjustment Percentage. The new Basic Annual Rent shall be equal to the sum of
(i) the Base Rent and (ii) the amount of the increase in the Basic Annual Rent computed as specified in the preceding sentence. In no event shall the Basic Annual Rent payable during any 12-month period be less than the Basic Annual Rent payable during the immediately preceding 12-month period.

                                 ADDITIONAL RENT
PARAGRAPH 3

         (a)      General.

                  (1) Tenant agrees to pay as Additional Rent for the Premises Tenant's proportionate share of all "Building Operating Expenses" (as hereafter defined) and "Project Operating Expenses" (as hereafter defined) incurred by Landlord in the operation of the Building and the Project. Tenant's proportionate shares thereof (hereafter, "Building Expense Percentage" and "Project Expense Percentage," respectively) shall be the percentage obtained by dividing the Rentable Area of the Premises for such year or portion thereof by ninety-five percent (95%) of the total Rentable Area of the Building or the Project, as the case may be, for the same period, and shall initially be as set forth in Item 4(c) of the Basic Lease Provisions.

                  (2) After the Commencement Date and until the Rent Commencement Date occurs, notwithstanding anything in this Lease to the contrary, Tenant shall pay, on the first day of each month as Additional Rent $ 1,010.14 per month ($ 0.32/sq. ft.), plus Tenant's share of the "Total Utility Cost" (as hereafter defined). After the Rent Commencement Date, notwithstanding anything in this Lease to the contrary, it is agreed that, until such time (the "Expense Cap Date") as the sum [exclusive of the "Total Utility Cost" (as hereafter defined)] of the Building Operating Expenses and the Project Operating Expenses as determined pursuant to subparagraph (b) exceeds Three and 84/100 Dollars ($3.84) per square foot of Rentable Area in the Building, the only component of Additional Rent payable by Tenant shall be its proportionate share of the Total Utility Cost. After the Expense Cap Date, Tenant shall pay as Additional Rent Tenant's proportionate share of the Total Utility Cost, whether or not the Rent Commencement Date has occurred, plus Tenant's proportionate share of Building Operating Expenses and Project Operating Expenses in excess of $3.84 per square foot of Rentable Area in the Premises. The "Total Utility Cost" shall be equal to the sum of the "Building Utility Cost" and the "Project Utility Cost." The "Building Utility Cost" shall include the cost of all utilities consumed or used in the operation and maintenance of the Building, including, without limitation, heat, water and sewer charges, electricity, gas and air conditioning. The "Project Utility Cost" shall include the cost of all utilities consumed or used in the operation and maintenance of the Common Areas, including, without limitation, heat, water and sewer charges, electricity, gas and air conditioning. Tenant's share of the Building Utility Cost shall be determined with respect to Tenant's Building Expense Percentage. Tenant's share of the Project Utility Costs shall be determined with respect to Tenant's Project Expense Percentage.

                  (b) Annual Determination. Prior to the commencement of the Lease term and of each calendar year thereafter, Landlord shall give Tenant a written estimate of Building Operating Expenses, Project Operating Expenses and Tenant's proportionate share thereof payable for the ensuing year or portion thereof. Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance. Within ninety (90) days after the end of each calendar year, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Building and Project Operating Expenses incurred by Landlord during such period, and the parties shall within thirty (30) days thereafter make any payment or allowance necessary to adjust Tenant's estimated payment to Tenant's actual proportionate share as shown by such annual statement. Any amount due Tenant shall be credited against installments next coming due under this Paragraph 3.

                  (c) Interim Adjustments. If at any time during any calendar year of the Lease term the "property taxes" (as hereafter defined) applicable to the Building or the Project and/or the rates for any utility or janitorial services to the Building or the Project are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated Building or Project Operating Expenses for such calendar year, Tenant's estimated share of such Building or Project Operating Expenses shall be increased for the month in which such increase becomes effective and for succeeding months by Tenant's Building Expense Percentage or Project Expense Percentage of such increase as applicable. Upon receipt of notice of such increase in rate or amount, Landlord shall give Tenant written notice of the amount or estimated amount of increase, the month in which effective, and Tenant's monthly share thereof. Tenant shall pay such increase to Landlord as a part of Tenant's monthly payments of estimated Building Operating Expenses or Project Operating Expenses as provided in subparagraph (b) above, commencing with the month in which effective.

                  (d) Definition of Building Operating Expenses. The term "Building Operating Expenses" as used herein shall include all costs of operation and maintenance of the Building, as determined by generally accepted accounting practices consistently applied, and shall include the following costs by way of illustration but not limitation: real property taxes (as defined below); personal property taxes; costs and expenses in contesting the amount or validity of any property tax by appropriate proceedings; water and sewer charges; insurance premiums; license, permit, and inspection fees; heat; gas; light; power; water; steam; janitorial and security services; labor; salaries; air conditioning; landscaping; supplies; materials; equipment; tools; amortization of the cost of any capital improvements made to the Building by Landlord that (i) reduce operating expenses (after taking into account and including in operating expenses the amortized cost of such capital improvements as described below), or that (ii) are required under any governmental law or regulation not applicable to the Building or not in effect at the time it was constructed (such cost to be amortized over such reasonable period as Landlord shall determine with a return on capital at the rate of ten percent (10%) per annum on the unamortized balance or at such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements); and property management costs. Building Operating Expenses shall not include depreciation on the Building or equipment therein, Landlord's executive salaries or real estate brokers' commissions.

                  (e) Definition of Project Operating Expenses.

         (i) The term "Project Operating Expenses" shall include all costs of operation and maintenance of the Common Areas (as hereafter defined), as determined by generally accepted accounting practices consistently applied, and shall include the following costs by way of


                                       -3
illustration but not limitation: general maintenance and repairs; pest control; resurfacing, painting, restriping, cleaning and sweeping of parking areas; trash removal; maintenance and repair of sidewalks, curbs and signs in the Project which Tenants and/or occupants of the Project are not obligated to repair; irrigation systems; landscaping; painting, electrical, water, gas and other utilities; directional signs and other traffic markers and devices; maintenance and repair of any fire protection systems for the Project; lighting systems; storm drainage systems and any other utility systems; real property taxes; personal property taxes; the cost and expense of contesting the amount or validity of any real property tax by appropriate means; amortization of the cost of any capital improvements made to the Common Areas by Landlord that (i) reduce operating expenses (after taking into account and including in operating expenses the amortized cost of such capital improvements as described below), or
(ii) are required under any governmental law or regulation not applicable to the Project or not in effect at the time it was constructed (such amount amortized over such reasonable period as Landlord shall determine with a return on capital at the rate of ten percent (10%) per annum on the unamortized balance or at such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements); regular and special assessments imposed by the Lusk/Mira Mesa Industrial Park Association, a California non-profit corporation; police and fire protection services; depreciation and maintenance on operating machinery and equipment (if owned) and rental paid for such machinery and equipment (if rented); rental for electric and service rooms based upon the average rate in the Project; any parking charges, surcharges or any other costs levied or assessed by local, state or federal government agencies in connection with the use of parking facilities; property management costs; the cost of maintaining and operating the Common Area Facilities (as hereafter defined), including without limitation all utility expenses and salaries of all personnel - employed by Landlord in the Common Area Facilities. Such costs and expenses shall not include any allowance for depreciation of the Common Area Facilities or other improvements located in the Common Areas. Landlord may cause any or all of the services described above to be provided by an independent contractor or contractors.

                  (f) Definition of Common Areas. The term "Common Areas" shall include all areas within the Project outside the exterior boundaries of the buildings (other than the Common Area Facilities) now or hereafter situated thereon, including, but not limited to, streets, driveways, parking areas, parking structures, truckways, delivery passages, loading docks, sidewalks, ramps, open and closed courts, landscaped and planted areas, exterior stairways, bus stops, retaining and decorative walls and planters, the Common Area Facilities, and other areas provided by Landlord and/or other owners of portions of the Project for the common use of Landlord, such other owners and/or the occupants of the Project, their employees, customers and invitees. Landlord reserves the right to make changes at any time and from time to time in the size, shape, location, number and extent of the Common Areas, or any of them, and no such change shall entitle the Tenant to any abatement of rent.

                  (g) Definition of Common Area Facilities. The term "Common Area Facilities" shall include, without limitation, any swimming pools, spas, tennis and racquetball courts, saunas, locker rooms, exercise rooms, restaurants and other facilities available for general use by tenants/occupants of the Project.

                  (h) Definition of Real Property Taxes.

                           (1) General. As used in this Lease, the term "real
property taxes" shall include any form of general or special assessment, license fee, commercial rental tax, levy, penalty, or tax (other than inheritance or estate taxes) unforeseen as well as foreseen, imposed by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the

Premises or in the Building and/or the Project, as against Landlord's right to rent or other income therefrom, or as against Landlord's business of leasing the Premises or any tax imposed in substitution, partially or totally, of any tax previously included within the definition of real property taxes, or any additional tax the nature of which was previously included within the definition of real property tax.

                  (2) Inclusions. The definition of "real property taxes" set forth in subparagraph (1) includes without limitation:

                           (i) Any tax on Landlord's "right" to rent or "right"
to other income from the Premises or as against Landlord's business of leasing the Premises.

                           (ii) Any assessment, tax, fee, levy or charge in
substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property taxes, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 Election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other public improvements, services or benefits formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of "real property taxes" for the purposes of this Lease.

                           (iii) Any assessment, tax, fee, levy or charge
allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax or excise tax levied by the state, city or federal government, or any political subdivision thereof, with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof.

                           (iv) Any assessment, tax, fee, levy or charge upon
this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

                  (3) Exclusions. Notwithstanding any provision of this subparagraph (h) express or implied to the contrary, "real property taxes" shall not include Landlord's federal or state income, franchise, inheritance or estate taxes.

         (i) Direct Payments. Notwithstanding anything to the contrary contained in this Paragraph 3, as to each specific category of expense which one or more tenants of the Building or other buildings on the Project either pays directly to third parties or specifically reimburses to Landlord (e.g. , separately metered utilities, separately contracted janitorial service, property taxes directly reimbursed to Landlord, etc.) such tenant('s) payments with respect thereto shall not be included in Building Operating Expenses or Project Operating Expenses, as the case may be, for purposes of this Paragraph 3. Tenant's Building and Project Expense Percentages for each such category of expense shall be adjusted accordingly by excluding from the denominator thereof the Rentable Area of all such tenants paying such category of expense directly to third parties or reimbursing same directly to Landlord. Moreover, if Tenant pays or directly reimburses Landlord for any such category of expense, such category of expense shall be excluded from the determination of Building Operating Expenses for Tenant to the extent such expense was incurred with respect to space in the Building or the Project, respectively, actually leased to other tenants.

         (j) Accountant's Determination. The annual determination of Building Operating Expenses and Project Operating Expenses shall be made and certified by a Certified Public Accountant designated by

Landlord. A copy of the determination shall be made available to Tenant upon request. The accountant's determination shall be final and binding upon Landlord and Tenant.

         (k) Definition of "Rent." The Basic Annual Rent, the Additional Rent, and other amounts required to be paid by Tenant hereunder, are sometimes collectively referred to as, and shall constitute, "rent."

         (l) On Termination. Even though the Lease term has expired and Tenant has vacated the Premises, if Tenant has not paid all Additional Rent payable by Tenant under this Lease attributable to a period before the termination of this Lease, Tenant shall immediately pay any amount due from Tenant upon written notice from Landlord. In the event of a termination of this Lease resulting in Tenant's overpayment of Additional Rent, Landlord shall promptly reimburse Tenant the amount of any overpayment.

                                SECURITY DEPOSIT
PARAGRAPH 4

         (a) Purpose. In addition to the Rent Deposit specified in Item 5 of the Basic Lease Provisions, Tenant has deposited with Landlord, receipt of which is hereby acknowledged, the amount specified in Item 6 of the Basic Lease Provisions, as security for the full performance of the obligations of Tenant to Landlord under this Lease. If Tenant shall be in default with respect to the payment of any item of rent or any other covenant contained herein, Landlord may use or retain all or any part of said security deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or may become obligated to spend by reason of Tenant's default. If any portion of said security deposit be applied or used, Tenant shall, within five (5) days after written notice thereof, deposit an additional amount with Landlord sufficient to restore said security deposit to its original amount as specified in Item 6 of the Basic Lease Provisions and Tenant's failure to do so shall constitute a material breach of this Lease. If Tenant is not in default at the termination of this Lease, Landlord shall return said security deposit to Tenant within thirty (30) days after termination of this Lease, less any amounts required to restore the Premises to good condition and repair, normal wear and tear excepted, but including damage resulting from the removal by Tenant of its trade fixtures or equipment.

         (b) Landlord's Obligations. Landlord's obligation with respect to any security deposit is that of a debtor and not as a trustee, consequently such sums may be commingled with rental receipts or dissipated and no interest shall accrue thereon. In the event of the sale of the real property of which the Premises constitute a part, Landlord or its agent shall pay over to Landlord's successor in interest the sums held as security or advance rent and notify Tenant in writing setting forth the details of such transfer, including the successor's name and address. Upon such written notification, Tenant shall have no further claim against Landlord in that regard. In the event of foreclosure by any mortgagee against Landlord's interest in the Premises or the Lease, Landlord shall continue to be liable for any security deposit and any such mortgagee shall have no liability or responsibility therefor.


                                    REPAIRS
PARAGRAPH 5

         (a) Landlord's Obligations. Subject to Paragraph 5(b), Landlord shall make all necessary repairs to the exterior walls, exterior doors, windows, corridors and other common areas of the Building and the Project and Landlord shall keep the Building and the Project in a safe, clean and neat condition, and use reasonable efforts to keep all equipment used in common with other tenants, such as elevators, plumbing, heating, air conditioning and similar equipment, in good condition and repair. Except as provided in Paragraph 12 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Project or in or to fixtures, appurtenances and equipment therein or thereon. Tenant waives the right to make repairs at Landlord's expense under
Section 1942 of the California Civil Code, or under any law, statute or ordinance now or hereafter in effect.

         (b) Tenant's Obligations. Tenant agrees that it will make all repairs to the Premises not required above to be made by Landlord and shall do all decorating, remodeling, alteration and painting required by Tenant during the term of the Lease. Tenant will pay for any repairs to the Premises, the Building or the Project made necessary by any negligence or carelessness of Tenant or its assignees, subtenants, employees or their respective agents or other persons permitted in the Building or on the Project by Tenant, or any of them, and will maintain the Premises, and will leave the Premises upon termination of this Lease, in a safe, clean, neat and sanitary condition. Notwithstanding anything in this Lease to the contrary, Tenant shall be responsible for replacing any glass that may be broken or removed at the direction of or by any negligence or carelessness of Tenant or its assignees, subtenants, employees or their respective agent, or other persons permitted in the Building or the Project by Tenant. Landlord shall not be liable to repair any leaks in the roof of the Building or other damage to the Building resulting from penetrations of the Building's roof made by or at the request of Tenant, unless such penetration is made by Landlord's contractor before the Commencement Date.

                          IMPROVEMENTS AND ALTERATIONS
PARAGRAPH 6

         (a) Tenant Improvement Allowance Memorandum. Landlord's sole construction obligation under this Lease is as set forth in the Tenant Improvement Allowance Memorandum attached hereto as "Exhibit B" and incorporated herein by this reference.

         (b) Landlord's Rights. Landlord shall have the right at any time to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and, upon giving Tenant reasonable notice thereof, to change the name, number or designation by which the Building or the Project is commonly known.

         (c) Tenant's Right to Make Alterations. After the Commencement Date Tenant shall not, without Landlord's prior written consent, make or permit any alterations, improvements, additions, or Utility Installations (as hereafter defined) in, on or about the Premises, except for non-structural alterations, exceeding Five Thousand Dollars ($5,000) in cost in each instance. As used in this Paragraph 6, the term "Utility Installation" shall mean bus ducting, power panels, wiring, fluorescent fixtures, space heaters, conduits, air conditioning equipment and plumbing. Landlord may require that Tenant remove any or all of said alterations, improvements, additions, or Utility Installations at the expiration of the Lease term, and restore the Premises to their prior condition, ordinary wear and tear excepted. Landlord may also require Tenant to provide Landlord, at Tenant's sole cost and expense, a lien and completion bond, in an amount equal to one hundred fifty percent (150%) of the estimated cost of such improvements, to insure Landlord against any liability for mechanics' and materialmen's liens and to insure completion of the work. Should Tenant make any alterations, improvements, additions or Utility Installations without the prior approval of Landlord, Landlord may require that Tenant remove any or all of the same.

         (d) Conditions to Landlord's Approval. Any alterations, improvements, additions or Utility Installations in or about the Premises that Tenant shall desire to make and which require the consent of Landlord shall be presented to Landlord in written form, with detailed plans for the proposed work. If Landlord shall give its consent thereto, the consent shall be deemed conditioned upon Tenant's

(1) acquiring a permit to do so from appropriate governmental agencies, (2) furnishing a copy thereof to Landlord prior to the commencement of the work and
(3) complying with all conditions of said permit in a prompt and expeditious manner.

         (e) Lien Free Construction. Tenant shall pay when due all claims for labor and materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Tenant shall give Landlord ten (10) days' prior written notice of the commencement of any work in the Premises. Landlord shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense, defend itself and Landlord against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Premises, upon the condition that if Landlord shall require, Tenant shall furnish Landlord with a surety bond satisfactory to Landlord in an amount equal to such contested lien, claim or demand in an amount equal to such contested lien, claim or demand indemnifying Landlord against liability for the same and holding the Premises free from the effect of such lien or claim. In addition, Landlord may require Tenant to pay Landlord's attorneys' fees and costs incurred by Landlord in participating in such action.

         (f) Ownership Upon Expiration of Lease. Unless Landlord requires their removal, all alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Tenant) which may be made on the Premises shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Lease term (with the exception of the computer room air conditioning compressor).

                                 USE OF PREMISES
PARAGRAPH 7

         Tenant shall use the Premises only as set forth in Item 7 of the Basic Lease Provisions and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Tenant shall not use or occupy the Premises in violation of law or of the certificate of occupancy issued for the Building, and shall, upon five (5) days' written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of said certificate of occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupancy thereof. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Building, the Project and/or property located therein and shall comply with all rules, orders, regulations and requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. Notwithstanding Paragraph 3(d) or 3(e), Tenant shall promptly upon demand reimburse Landlord for the full amount of any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this paragraph, it being understood that such demand for reimbursement shall not be Landlord's exclusive remedy. Tenant shall not in any way obstruct or interfere with the rights of other tenants or occupants of the Building or the Project or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain, or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

                             UTILITIES AND SERVICES
PARAGRAPH 8

         (a) Utilities and Services to Be Provided by Landlord. Provided that Tenant is not in default hereunder, Landlord agrees to furnish or cause to be furnished to the Premises, the utilities and services described, subject to the conditions and in accordance with the standards set forth below:

                  (1) Landlord shall provide automatic elevator facilities on generally accepted business days from 8:00 a.m. to 6:00 p.m., and on Saturdays from 8:00 a.m. to 12:00 noon, and have at least one elevator available for use at all other times.

                  (2) On generally accepted business days from 8:00 a.m. to 6:00 p.m., and on Saturdays from 8:00 a.m. to 12:00 noon, Landlord shall ventilate the Premises and furnish heat or air conditioning when in the judgment of Landlord it is required for the comfortable occupancy of the Premises during such days and hours, subject to any governmental requirements or standards relating to, among other things, energy conservation, imposed or established by governmental or cooperative organizations. Upon request, Landlord shall make available at Tenant's expense after hours heat or air conditioning. The minimum use of after hours heat or air conditioning and the cost thereof shall be determined by Landlord and confirmed in writing to Tenant, as the same may change from time to time. In addition to any and all other rights and remedies which Landlord may invoke for a violation or breach of this Lease, Landlord may discontinue said heating and air conditioning service without any abatement of rent to Tenant whatsoever after giving Tenant forty-eight (48) hours written notice. Landlord retains the right to install supplementary air conditioning units in or for the Premises if Tenant uses heat generating machines or equipment which affect the temperature otherwise maintained by the Building's HVAC system; provided, however, that Landlord agrees to act reasonably in exercising such right. The cost of such equipment shall be borne by Tenant.

                  (3) Landlord shall furnish to the Premises at all times, subject to interruptions beyond Landlord's control, electric current as required by the building standard office lighting and receptacles. At all times Tenant's use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation. Except for the computer system to be installed by Tenant in the Premises upon the commencement of the term of the Lease, Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises without the prior written consent of Landlord which would materially increase the size of Tenant's initial computer installation.

                  (4) Landlord shall furnish water for drinking, cleaning and lavatory purposes only.

                  (5) Landlord shall provide janitorial services to the Premises, comparable to that provided in other first class office buildings in the vicinity of the Project, provided the Premises are used exclusively as offices, and kept reasonably in order by Tenant. If the Premises are not used exclusively as offices, or if Tenant elects and Landlord consents, the Premises shall be kept clean and in order by Tenant, at Tenant's expense, and to the satisfaction of Landlord, and by persons approved by Landlord and no one other than persons approved by Landlord shall be permitted to enter the Premises for such purposes. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish, to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of premises as offices.

                  (6) Landlord shall replace, as necessary, the fluorescent tubes in the standard lighting fixtures installed by Landlord.

         (b) After Hours Charge. Landlord may impose a reasonable charge for any utilities and services, including without limitation, air conditioning, electric current and water, required to be provided by Landlord by reason of any substantial recurrent use of the Premises at any time other than the hours of 8:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. and 12:00 p.m. Saturday or any use beyond what Landlord agrees to furnish as described above, or special electrical, cooling and ventilating needs created in certain areas by hybrid telephone equipment, computers and other similar equipment or uses. At Landlord's option, separate meters for such utilities and services may be installed for the Premises, and Tenant upon demand therefor, shall immediately pay Landlord for the installation, maintenance or repair of such meters.

         (c) Tenant's Obligations. Tenant agrees to cooperate fully at all times with Landlord and to abide by all regulations and requirements which Landlord may prescribe for the use of the above utilities and services. Any failure to pay any excess costs as described above shall constitute a breach of the obligation to pay rent under this Lease and shall entitle the Landlord to the rights herein granted for such breach.

         (d) Nonliability of Landlord. Landlord shall not be liable for failure of any services unless such failure is caused by intentional acts of Landlord. Landlord shall not be liable under any circumstances for loss of, or injury to, property, however occurring, through or in connection with, or incidental to the furnishing of any of the services described above. Landlord's failure to provide the foregoing shall not relieve Tenant from its duty to pay the full rent required hereunder, or constitute or be construed as a constructive or other eviction of Tenant.

         (e) Changes by Landlord. Notwithstanding anything hereinabove to the contrary, Landlord reserves the right from time to time to make reasonable and nondiscriminatory modifications to the above standards for utilities and services.

                              RULES AND REGULATIONS
PARAGRAPH 9

         Tenant agrees to abide by all rules and regulations of the Building and Project imposed by Landlord as set forth in Exhibit "C" attached hereto, as the same may be changed from time to time upon reasonable notice to Tenant. These rules and regulations are imposed for the cleanliness, good appearance, proper maintenance, good order and reasonable use of the Premises, the Building and the Project, and as may be necessary for the enjoyment of the Building and the Project by all tenants and their clients, customers and employees. Breach of the rules and regulations shall not be grounds for termination of the Lease unless Tenant continues to breach the same after ten (10) days' written notice by Landlord or unless, in the case of a breach which by its nature cannot be cured within said 10-day period, Tenant fails to commence to cure such breach within said 10-day period and thereafter to diligently prosecute same to completion; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil Procedure. Landlord shall not be liable for the failure of any tenant, its agents or employees, to conform to the rules and regulations.

                           TAXES ON TENANT'S PROPERTY
PARAGRAPH 10

         (a) Tenant's Obligation to Pay. Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes, levies and assessments levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes, levies and assessments on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Building or the Project is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord pays the taxes, levies and assessments based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant. Tenant shall upon demand repay to Landlord the taxes, levies and assessments so levied against Landlord, or the proportion of such taxes, levies and assessments resulting from such increase in the assessment; provided that, in any such event Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation but without any cost to Landlord, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes, levies and assessments so paid under protest, any amount so recovered to belong to Tenant.

         (b) Additional Amounts Payable by Tenant. If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord's "building standard" in other space in the Building are assessed, then the real property taxes and assessment levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of subparagraph (a), above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said tenant improvements are assessed at a higher valuation than Landlord's "building standard," such records shall be binding on both Landlord and Tenant; otherwise the actual cost of construction shall be the basis for such determination.

                              SUBSTITUTED PREMISES
PARAGRAPH 11

         (a) In General. The parties acknowledge that the location of the Premises on the plaza level of the Building provides certain intangible benefits to Tenant in terms of access, visibility and convenience. Landlord, accordingly, will use its best efforts to take these intangible benefits into account in relocating Tenant to substituted premises pursuant to this Paragraph 11(a). Subject to obtaining Tenant's consent which consent shall not be unreasonably withheld or delayed, Landlord reserves the right, on thirty (30) days' written notice to Tenant, to substitute other premises within the Building (or elsewhere in the Project) for the Premises described above, provided that the substituted premises: (a) are reasonably comparable in location to the Premises, (b) contain at least the same square footage as the Premises, (c) contain comparable tenant improvements, and (d) are made available to Tenant at the then current rental rate for such space, in no event to exceed the rental specified herein. Landlord shall pay all reasonable moving expenses of Tenant incidental to such substitution of premises.

         (b) Expansion. One year after the Rent Commencement Date, provided Tenant is not in default under any of the terms or conditions of this Lease. Landlord agrees that Tenant shall have the right to relocate to other space in the Project or other space located in the City of San Diego which is owned by Landlord or The Naiman Company (the "New Space") on the following terms and conditions:

                  (1) The New Space shall be at least fifty percent (50.0%) sq. ft. larger than the Premises;

                  (2) Tenant provides Landlord with a sixty (60) day written notice of Tenant's desire to relocate to the New Space;

                  (3) Any and all costs of both Landlord and Tenant, including without limitation legal fees incurred by Landlord in drafting a new lease for the New Space (which legal fees shall not exceed $1,000), all of Tenant's moving and relocation expenses and any brokerage commissions that may become payable to third parties by reason of Tenant's relocation shall be paid solely by Tenant;

         (4) Tenant continues to make payment of all items of rent, both Basic Annual Rent and Additional Rent, and any other payment required to be made under the Lease until Tenant is released from liability under this Lease;

         (5) The monthly Basic Annual Rent for the New Space shall not exceed Two Dollars ($2.00) per sq. ft. of Rentable Area in the New Space, increased at the rate of eight percent (8.0%) per annum for each year (or portion thereof) between the Commencement Date of this Lease and the commencement date of the lease for the New Space;

         (6) Tenant executes a new lease on terms and conditions reasonably acceptable to Landlord; and

         (7) Effective as of the commencement date of the lease for the New Space, Tenant shall be released from liability under this Lease except for liabilities or obligations arising from or relating to events or circumstances occurring prior to such date.

                                FIRE OR CASUALTY
PARAGRAPH 12

         In the event the Premises, or access to them, are wholly or partially destroyed by fire or other casualty covered by the form of property insurance maintained by Landlord, Landlord shall rebuild, repair or restore the Premises and access thereto to substantially the same condition as when the same were furnished to Tenant, excluding any improvements installed by Tenant, and the Lease shall continue in full force and effect. In the event, however, that the Building is so damaged or destroyed to the extent of more than one-third (1/3) of its replacement cost, or to any substantial extent by a casualty not so covered, Landlord may elect to terminate this Lease in lieu of so restoring the Premises. Landlord shall in no event be obligated to make any repairs or replacement of any items other than those items installed by or at the expense of Landlord. If the Premises are damaged or destroyed to the extent that more than one-third (1/3) of the Rentable Area of the Premises are rendered untenantable, rent shall abate during the period of reconstruction, except to the extent that proceeds of the policy of Business Interruption Insurance required to be maintained by Tenant are available to pay the rent due hereunder. Tenant hereby waives all of its rights under California Civil Code Sections 1932 and 1933 to terminate this Lease upon the damage or destruction of the Premises or access thereto.

                                 EMINENT DOMAIN
PARAGRAPH 13

                  In case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy thereof, shall be taken by any lawful power or authority by exercise of the right of eminent domain, or sold to prevent such taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority, except as provided herein. Tenant shall not because of such taking assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. In the event the amount of property or the type of estate taken shall not substantially interfere with Tenant's use of the Premises, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant. In such event, Landlord shall promptly proceed to restore the Premises to substantially their condition prior to such partial taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. Nothing contained in this Paragraph 13 shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for, the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority.

                           ASSIGNMENT AND SUBLETTING
PARAGRAPH 14

         (a) No Assignment or Subletting Without Consent. Tenant shall not voluntarily or involuntarily assign, sublet, mortgage or otherwise encumber all or any portion of its interest in this Lease or in the Premises without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, and any such attempted assignment, subletting, mortgage or other encumbrance without such consent shall be null and void and of no effect.

         (b) Non-Waiver. No permitted assignment, subletting, mortgage or other encumbrance of Tenant's interest in this Lease shall relieve Tenant of its obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or be a consent to any subletting, assignment, mortgage or other encumbrance. Consent to one sublease, assignment, mortgage or other encumbrance shall not be deemed to constitute consent to any subsequent attempted subletting, assignment, mortgage or other encumbrance.

         (c) Procedures. If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord (1) the name of the proposed subtenant or assignee; (2) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises; (3) the terms and provisions of the proposed sublease or assignment; and (4) such financial information as Landlord may reasonably request concerning the proposed subtenant or assignee.

         (d) Landlord's Options. At any time within thirty (30) days after Landlord's receipt of the information specified in subparagraph (c) above, Landlord may by written notice to Tenant elect (1) to sublease the Premises or the portion thereof so proposed to be subleased by Tenant, or to take an assignment of Tenant's leasehold estate hereunder, or such part thereof as shall be specified in said notice, on the same terms stated in this Lease and in turn sublease or assign to the proposed subtenant or assignee on the same terms as those offered by Tenant to the proposed subtenant or assignee, as the case may be; or (2) to terminate this Lease as to the portion (including all) of the Premises so proposed to be subleased or assigned, with a proportionate abatement in the rent payable hereunder; provided, however, that if the proposed sublease will cover less than one half (1/2) of the area of the Premises covered by this Lease and will have a term (including all options to renew or extend the same) of less than two years and will terminate more than two years prior to the expiration date of this Lease, Landlord shall not be entitled to exercise option
(2) above, but may exercise option (1). If Landlord does not exercise any option set forth in this subparagraph (d) within said thirty (30) day period, Tenant may thereafter within ninety (90) days after the expiration of said thirty (30) day period enter into a valid assignment or sublease of the Premises or portion thereof, upon the terms and conditions set forth in the information furnished by Tenant to Landlord pursuant to subparagraph (c) above, subject, however, in each instance, to Landlord's consent, which shall not unreasonably be withheld as set forth in subparagraph (a) above.

         (e) Involuntary Transfers. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

         (f) Related Matters.

                  (1) No Merger. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger, and shall at the option of Landlord, terminate all or any existing subleases or subtenancies or shall operate as an assignment to Landlord of such subleases or subtenancies.

                  (2) Transfer of Stock. If Tenant is a corporation which, under the then current guidelines published by the Commissioner of Corporations of the State of California, is not deemed a public corporation, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of twenty-five percent (25%) shall be deemed an assignment within the meaning and provisions of this Paragraph 14; provided, however, that none of the following transactions shall require Landlord's prior consent: (i) the sale of any stock of Tenant by means of a public offering registered under the Securities Act of 1933, as amended: or (ii) the sale, conversion, exchange or other disposition of any or all of Tenant's stock pursuant to any merger, reorganization or combination, so long as the surviving entity that is the Tenant hereunder has a net worth equal to or greater than the net worth of Biosym Technologies, Inc. as of the date of transfer; or (iii) the sale of less than all of the stock of Tenant so long as Arnold T. Hagler and Donald H. J. Mckay, or either of them, collectively retain the ownership of at least 20% of the issued and outstanding stock of Tenant. Tenant shall notify Landlord in writing of any assignment of this Lease, whether or not any such assignment requires Landlord's consent, within fifteen (15) days after the effective date thereof.

                  (3) Reimbursement of Costs. Tenant agrees to reimburse Landlord for Landlord's reasonable costs and attorneys' fees incurred in conjunction with the processing and documentation of any such requested assignment, subletting, transfer, change of ownership or hypothecation of this Lease or Tenant's interest in and to the Premises, it being understood that the amount of such attorneys' fees shall not exceed One Thousand Dollars ($1,000).

                  (4) Excess Rent. In the event that an assignment or sublease, which is otherwise permitted under the terms of this Lease, results in the payment of rent or other consideration by the occupant in excess of the Basic Annual Rent imposed on Tenant hereunder, then fifty percent (50.0%) of such excess rent or other consideration shall be paid to Landlord as rent hereunder. Tenant shall furnish Landlord with whatever information Landlord may reasonably require to determine whether such excess rent may be payable.

                                     ACCESS
PARAGRAPH 15

         Landlord reserves and shall at any time and all times have the right to enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant hereunder, to submit the Premises to prospective purchasers or tenants, to post notices of nonresponsibility, to alter, improve or repair the Premises or any other portion of the Building, all without being deemed guilty of an eviction of Tenant and without abatement of rent, and may for the purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the business of Tenant shall be interfered with as little as is reasonably practicable. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the

Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises Obtained by Landlord by any of said means shall not under any circumstance, be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises or any portion thereof. No provision of the within Lease shall be construed as obligating Landlord to perform any repairs, alterations or decoration except as otherwise expressly agreed to be performed by Landlord.

                  SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES

PARAGRAPH 16

         (a) Subordination. This Lease is junior, subject, and subordinate to all ground leases, mortgages, deeds of trust, and other security instruments of any kind now covering the Building, the Project, or any portion thereof. Landlord reserves the right to place liens or encumbrances on the Building, the Project, or any part thereof or interest therein superior in lien and effect to this Lease. This Lease, at the option of Landlord, shall be subject and subordinate to any and all such liens or encumbrances now or hereafter imposed by Landlord without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver upon demand such further instruments evidencing such subordination of this Lease as may be requested by Landlord. If Tenant fails to execute such further instruments within ten (10) business days after demand, Landlord shall execute such documents on behalf of Tenant as Tenant's attorney-in-fact. Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to execute such instruments in accordance with this subparagraph. In addition, Tenant's failure to execute such further instruments within ten (10) business days after demand shall constitute a material breach of this Lease. In the event of the foreclosure of any such lien or encumbrance, Tenant snaIl attorn to the then owner who owns or acquires title to the Building or Project and will recognize such owner as Landlord under this Lease. Tenant hereby waives any right to terminate this Lease because of any such foreclosure, provided that the then owner shall have previously agreed or shall agree to Tenant's occupancy and right to quiet possession of the Premises.

         (b) Tenant Certificates. Tenant shall at any time and from time to time upon not less than ten (10) days prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Basic Annual Rent, additional rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge. Any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser of the fee of the Building or the Project or any mortgagee, ground lessor or other like encumbrancer thereof or any assignee of any such encumbrancer upon the Building or the Project.

         (c) Estoppel Certificates. In addition, and not in lieu of the foregoing, within ten (10) days after the Commencement Date, Tenant shall execute and deliver to Landlord a certificate substantially in the form of Exhibit "D" attached hereto, indicating thereon any exceptions thereto which Tenant claims to exist at that time. Failure of Tenant to execute and deliver such certificate within said time period shall constitute an acceptance of the Premises and the acknowledgement and agreement by Tenant that the statements made on Exhibit "D" are true and correct without exception.

                                SALE BY LANDLORD
PARAGRAPH 17

         In the event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any and all liability under this Lease. Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease to be observed and performed by Tenant, unless this Lease is terminated pursuant to specific provisions relating thereto or contained herein. If any security deposit has been made by Tenant, Landlord may transfer such security deposit to the purchaser, and thereupon Landlord shall be discharged from any further liability in reference thereto.

             NONLIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE

PARAGRAPH 18

         (a) Landlord's Nonliability. Subject to Paragraph 18(j), Landlord shall not be liable for injury or damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees or customers or any other person in or about the Premises caused by or resulting from any peril which may affect the Premises, including without limitation fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building, or from other sources. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of the Project or any of their officers, employees, agents, representatives, customers and business visitors or invitees.

         (b) Indemnification. To the fullest extent permitted by law, Tenant shall indemnify, hold Landlord harmless from and defend Landlord against any and all claims, loss, costs, damage, expense or liability, including without limitation reasonable attorneys' fees and costs of defense, for any injury or damages to any person or property whatsoever, when such injury or damage has been caused in part or in whole by the act, neglect, fault, or omission of Tenant, its agents, servants, employees or invitees. This indemnity shall not require payment as a condition precedent to recovery. In addition, if any person not a party to this Lease shall institute any other type of action against Tenant in which Landlord, involuntarily, and without cause, shall be made a party defendant, Tenant shall indemnify, hold Landlord harmless from and defend Landlord from all liabilities by reason thereof. Tenant shall reimburse Landlord for attorneys' fees, incurred by Landlord in any action brought by a third party against Landlord and for which action Tenant is required to indemnify Landlord under this Paragraph 18(b).

                  (c) Tenant's Insurance. Tenant hereby agrees to maintain in full force and effect at all times during the term of this Lease, at its own expense, for the protection of Tenant and Landlord, as their interests may appear, policies of liability insurance issued by a responsible carrier or carriers acceptable to Landlord which afford the following coverages:


                  (1) Worker's Compensation, - Statutory
                        including Employer's
                        Liability Coverage

         (2) Comprehensive General Liability Insurance, including Blanket Contractual Liability, Broad Form Property Damage, Personal Injury, Completed Operations, Products Liability. Fire Damage, Host Liquor Liability (or Liquor Liability, if applicable) and Owned and Non-Owned Automobile Coverage

         - Not less than $1,000,000 Combined Single Limit for both bodily injury and property damage

         (3) All Risk Insurance, including without limitation coverage against sprinkler leakage, in an amount sufficient to cover the full cost of replacement of all improvements and betterments to the Premises paid for by Tenant and all of Tenant's trade fixtures and other personal property.

         (4) Business Interruption Insurance in an amount equal to the Basic Annual Rent and the Additional Rent for a period of at least twelve (12) months commencing with the date of loss. The proceeds of such insurance shall be paid to Landlord if the Premises are destroyed or rendered inaccessible by a risk insured against by the policy of insurance required to be maintained by Tenant under subparagraph (c) (3).

         (5)      Plate Glass Insurance for any plate glass in the Premises.

         (d) Deductibles. Tenant may, with the written consent of Landlord, elect to have reasonable deductibles in connection with the policies of insurance required to be maintained by Tenant under subparagraphs (c)(3) and
(c)(4), above. If Tenant elects to maintain such deductibles, Tenant shall be liable for paying the full amount of any deductibles in the event of a loss or casualty.

         (e) Certificates of Insurance. Tenant shall deliver to Landlord at least fifteen (15) days prior to the time such insurance is first required to be carried by the Tenant, and thereafter at least thirty (30) days prior to expiration of such policy, Certificates of Insurance evidencing the above coverage with limits not less than those specified above. Such Certificates, with the exception of Worker's Compensation shall add, but not name Landlord, and each of its partners, subsidiaries, affiliates, directors, agents and employees as additional insureds and shall expressly provide that the interest of same therein shall not be affected by any breach by Tenant of any policy provision for which such Certificates evidence coverage. Further, all Certificates shall expressly provide that no less than thirty (30) days prior written notice shall be given Landlord in the event of material alteration to or cancellation of the coverages evidenced by such Certificates. The insurance required by this Paragraph 18 shall be the primary insurance as respects Landlord (and any other additional insureds designated by Landlord) and not contributory with any other available insurance. Such Certificate(s) evidencing the liability insurance coverage required under subparagraph (c)(2) above shall contain an endorsement providing, in substance, that "such insurance as is afforded hereby for the benefit of (Landlord) shall be primary and any insurance carried by (Landlord) shall be excess and not contributory."

                  (f) Landlord's Insurance. Landlord shall at all times during the term of this Lease maintain in effect a policy or policies of "All Risk" insurance, together with sprinkler leakage coverage, covering the Building and the Project, including Landlord's interest in all tenant improvements in the Premises. The cost of such insurance shall be included in the Building and/or Project Operating Expenses to be reimbursed by Tenant to Landlord pursuant to Paragraph 3.

         (g) Increases in Coverage. Upon demand, Tenant shall provide Landlord, at Tenant's expense, with such increased amount of existing insurance, and such other insurance in such limits, as Landlord may reasonably require and such other hazard insurance as the nature and condition of the Premises may require in the sole judgment of Landlord, to afford Landlord adequate protection for said risks.

         (h) No Co-Insurance. If, on account of the failure of Tenant to comply with the provisions of this Paragraph 18, Landlord is adjudged a coinsurer by its insurance carrier, then any loss or damage Landlord shall sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill thereof and evidence of such loss.

         (i) Insurance Limits. Landlord makes no representation that the limits of liability specified to be carried by Tenant under the terms of this Lease are adequate to protect Tenant against Tenant's undertaking under this Paragraph 18. In the event Tenant believes that any such insurance coverage called for under this Lease is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate. In no event shall the limits of any insurance coverage maintained by Tenant pursuant to this Paragraph 18 be considered as limiting Tenant's liability under this Lease.

         (j) Landlord's Negligence. Nothing contained in this Lease shall operate to relieve Landlord of the consequences of its own negligence or the negligence of its agents or employees.

                              WAIVER OF SUBROGATION

PARAGRAPH 19

         Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against any other tenant or occupant of the Building or the Project or against the officers, employees, agents, representatives, customers and business visitors of such other party or of such other tenant or occupant of the Building or the Project, for loss of or damage to such waiving party or its property or the property of others under its control, arising from any cause insured against under any policy of insurance required to be carried by such waiving party pursuant to the provisions of this Lease (or any other policy of insurance carried by such waiving party in lieu thereof) at the time of such loss or damage. The foregoing waiver shall be effective whether or not a waiving party shall actually obtain and maintain the insurance which such waiving party is required to obtain and maintain pursuant to this Lease (or any substitute therefor). Landlord and Tenant shall, upon obtaining the policies of insurance which they are required to maintain under this Lease, give notice to their respective insurance carrier(s) that the foregoing mutual waiver of subrogation is contained in the Lease.

                                 ATTORNEYS' FEES

PARAGRAPH 20

                  In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in such action and such amount shall be included in any judgment rendered in such action or proceeding.

                                     WAIVER

PARAGRAPH 21

                  No waiver by Landlord of any provision of this Lease or of any breach by Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless done in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises. The acceptance of any rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord.


                                    NOTICES

PARAGRAPH 22

         All notices which Landlord or Tenant may be required, or may desire, to serve on the other may be served, by personal service or as an alternative to personal service, by mailing the same by registered or certified mail, postage prepaid, addressed as set forth in Item 8 of the Basic Lease Provisions, or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other in writing. All notices should be deemed effective upon receipt. If personally delivered, notices shall be deemed received at the time of delivery. If any notice is sent by mail, the same should be deemed fully delivered and received seventy-two (72) hours after mailing as provided above.

                            INSOLVENCY OR BANKRUPTCY

PARAGRAPH 23

         In no event shall this Lease be assigned or assignable by operation of law and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency, or reorganization proceeding.

                                    DEFAULT

PARAGRAPH 24

         (a) Events of Default. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

                  (1) Nonpayment of Rent. Any failure by Tenant to pay the rent or to make any other payment required to be made by Tenant hereunder at the time specified for payment, in which event Landlord shall give Tenant five (5) days' written notice of default, which notice shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil Procedure;

                  (2) Abandonment. The abandonment or vacation of the Premises by Tenant;

                  (3) Nonmonetary Default. Any failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days (except where a different period of time is specified in the Lease) after written notice by Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil Procedure. If the nature of such default is such that the same cannot reasonably be cured within such 30-day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion;

                  (4) Misrepresentation. Tenant makes or has made or furnishes or has furnished any warranty, representation or statement to Landlord in connection with this Lease, or any other agreement to which Tenant and Landlord are parties, which is or was false or misleading in any material respect when made or furnished;

                  (5) Transfer of Assets. Any substantial portion of the assets of Tenant is transferred, or any material obligation is incurred by Tenant, unless such transfer or obligation is incurred in the ordinary course of Tenant's business or in good faith for fair equivalent consideration, or with Landlord's consent;

                  (6) Events of Insolvency. The occurrence of any of the following events of insolvency:

                  (i) Tenant becomes insolvent as defined in the Federal Bankruptcy Code, admits in writing its insolvency or its present or prospective inability to pay its debts as they become due, is unable to or does not pay all of any material portion (in number or dollar amount) of its debts as they become due, permits or suffers a judgment to exist against it which materially affects Tenant's ability to conduct its business in the ordinary course (unless enforcement thereof is stayed pending appeal or the judgement is satisfied within thirty (30) days after being rendered), makes or proposes an assignment for the benefit of creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts, proposes any such moratorium, extension or composition, or commences or proposes to commence any bankruptcy, reorganization or insolvency proceeding, or another proceeding under any federal, state or other law for the relief of debtors;

                  (ii) Tenant fails to obtain the dismissal, within thirty (30) days after the commencement thereof, of any bankruptcy, reorganization or insolvency proceeding, or other proceeding under any law for the relief of debtors, instituted against it by one or more third parties or fails actively to oppose any such proceeding, or, in any such proceeding, defaults or files an answer admitting the material allegations upon which the proceeding was based or alleges its willingness to have an order for relief entered or its desire to seek liquidation, reorganization or adjustment of any of its debts;

                  (iii) Any receiver, trustee or custodian is appointed to take possession of all or any substantial portion of the assets of Tenant, or any committee of Tenant's creditors, or any class thereof, is formed for the purpose of monitoring or investigating the financial affairs of Tenant or enforcing such creditors' rights.

         (b) Landlord's Remedies. In the event of any such default by Tenant, then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In all events Landlord shall use reasonable good faith efforts to mitigate damages caused by Tenant's default under this Lease. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from
Tenant:

                  (1) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

                  (2) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves reasonably could have been avoided; plus

                  (3) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves reasonably could be avoided; plus

                  (4) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform his obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

                  (5) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

         (c) Certain Definitions. As used in subparagraphs (b)(1) and (b)(2) above, the "worth at the time of award" is computed by allowing interest at the rate specified in Paragraph 35, below. As used in subparagraph (3) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

         (d) Re-entry by Landlord. In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

         (e) Landlord's Option to Terminate Lease. In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in this Paragraph 24, Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises.

         (f) Application of Rentals Received by Landlord. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of alterations reasonably necessary to relet the Premises and the cost of repairs to the Premises; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should any reletting by Landlord result in the actual payment of rent in any month in an amount less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

         (g) Termination. No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 24 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

         (h) Default by Landlord. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than their (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying in reasonable detail how Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligations is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within said 30-day period and thereafter diligently prosecutes the same to completion.

         (i) Scope of Liability. If Landlord is a limited partnership it is understood and agreed that any claims by Tenant shall be limited to the assets of such limited partnership. Tenant also expressly waives any and all rights to proceed against the individual partners (general or limited) or the officers, directors or shareholders of any corporate partner in such limited partnership, except to the extent of such partners' interest in such limited partnership.

                                  HOLDING OVER

PARAGRAPH 25

         If Tenant holds over after the expiration or earlier termination of the term hereof without the express written consent of Landlord, Tenant shall become a tenant at sufferance only and shall pay two hundred percent (200%) of the Basic Annual Rent in effect upon the date of such expiration or earlier termination (subject to adjustment as provided in Paragraphs 2 and 3 hereof and prorated on a daily basis), and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal. The foregoing provisions of this Paragraph are in addition to and do not affect Landlord's right of reentry or any other rights of Landlord hereunder or as otherwise provided by law.

                              CONDITION OF PREMISES

PARAGRAPH 26

         (a) Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building or the Project or with respect to the suitability of any part of the Project for the conduct of Tenant's business.

         (b) The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair, except for any discrepancies of which Landlord receives written notice from Tenant within fifteen (15) days of the Commencement Date.

                                QUIET POSSESSION

PARAGRAPH 27

         Upon Tenant's paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this Lease.

                           DAMAGE TO TENANT'S PROPERTY

PARAGRAPH 28

         Landlord or its agents shall not be liable for any damage to Tenant's property entrusted to employees of Landlord or its agents, nor for loss of or damage to any property by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever in the Building or the Project. Landlord and its agents shall not be liable for interference with the light or other incorporeal hereditaments, nor shall Landlord be liable for any latent defect in the Premises or in the Building. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building, or of defects therein or in the fixtures or equipment.


                                CONFLICT OF LAWS

PARAGRAPH 29

         This Lease shall be governed by and construed pursuant to the laws of the State of California.

                          USE OF COMMON AREAS; PARKING

PARAGRAPH 30

         Tenant shall have the non-exclusive right, in common with others, to the use of the common areas and common entrances, lobbies, elevators, ramps, drives, stairs, and similar access and serviceways and the other common facilities in and adjacent to the Building, and the Project, subject to such nondiscriminatory rules and regulations as may be adopted by the Landlord. Tenant shall have such parking rights as are set forth in the Parking Agreement attached hereto as Exhibit "E. "

                             SUCCESSORS AND ASSIGNS

PARAGRAPH 31

         Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.


                                    BROKERS

PARAGRAPH 32

         Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the broker named in Item 10 of the Basic Lease Provisions and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Landlord covenants and agrees to pay all real estate commissions due in connection with this Lease to such broker. Tenant hereby agrees to indemnify Landlord with respect to any claims by any broker(s) other than the one(s) in Item 10 of the Basic Lease Provisions of this Lease.

                                      NAME

PARAGRAPH 33

                  Tenant shall not, without the written consent of Landlord, use the name of the Building or the Project for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and in no event shall Tenant acquire any rights in or to such names.

                              EXAMINATION OF LEASE

PARAGRAPH 34

                  Submission of this Lease for examination or signature by Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

                  INTEREST ON TENANT'S OBLIGATIONS; LATE CHARGE

PARAGRAPH 35

                  (a) Interest. Any amounts due from Tenant to Landlord which is not paid when due shall bear interest at the rate of ten percent (10%) per annum or, at Landlord's option, at the maximum rate per annum permitted under California law (not to exceed eighteen percent (18.0%) per annum) from the date such payment is due until paid, but the payment of such interest shall not excuse or cure the default.

                  (b) Late Charge. In the event Tenant is more than ten (10) days late in paying any installments of rent due under this Lease, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquent installment of rent. The parties agree that the amount of such late charge represents a reasonable estimate of the cost and expense that would be incurred by Landlord in processing each delinquent payment of rent by Tenant and that such late charge shall be paid to Landlord as liquidated damages for each delinquent payment pursuant to California Civil Coda Section 1671. The parties further agree that the payment of late charges and the payment of interest provided for in subparagraph (a) are distinct and separate from one another in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of late charges is to compensate Landlord for the additional administrative expense incurred by Landlord in handling and processing delinquent payments.

                                  FORCE MAJEURE

PARAGRAPH 36

         Any covenants, conditions, provisions or agreements on the part of Landlord to perform any act or thing for the benefit of Tenant shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike, lockout, laws, rules, orders, ordinances, directions, regulations or requirements of any federal, state, county or municipal authority, labor trouble or any other cause whatsoever beyond Landlord's control, nor shall Tenant's rent be abated by reason of such inability on the part of Landlord.

                                      TIME

PARAGRAPH 37

         Time is of the essence of this Lease and each and all of its provisions.

                       DEFINED TERMS AND MARGINAL HEADINGS

PARAGRAPH 38

         The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If more than one person is named as Tenant the obligations of such persons are joint and several. The marginal headings and titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

                         PRIOR AGREEMENTS; SEPARABILITY

PARAGRAPH 39

         This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. If any term or provision of this Lease the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected thereby and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                               CORPORATE AUTHORITY

PARAGRAPH 40

                  If Tenant executes this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in California, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation was authorized to do so.

                         NO LIGHT, AIR OR VIEW EASEMENT

PARAGRAPH 41

         Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

                                EFFECT OF ADDENDA

PARAGRAPH 42

         The provisions of any subsequent provisions to this Lease (hereafter, "Addenda"), if any, shall supersede and override any other provision in this Lease to the extent the same are inconsistent. The Addenda shall consist of any paragraphs identified in Item 11 of the Basic Lease Provisions as being part of this Lease.

         42.1 Guarantee of Lease. Tenant's obligations under this Lease shall be guaranteed until the first anniversary of the Rent Commencement Date by First Source Capital Fund, an Oregon general partnership, pursuant to the terms of a Guarantee of Lease acceptable to Landlord.

         42.2 Signing. Tenant shall have no right to affix or post any signs of any type on the exterior walls of the Building. Any signs used by Tenant on the exterior walls of the Premises which are within the interior of the Building shall comply with the Rules and Regulations (Exhibit "C"). As of the date of this Lease, Landlord has not consented to the posting of any signs by Tenant on any exterior wall of the Premises.

                           FLOOR PLAN OF THE PREMISES

                                (to be provided)

                                 EXHIBIT "A-1"

                                   [GRAPHIC]

                            [MASTERPLAN - PHASE 1]

                           [SITE PLAN OF THE PROJECT]


                                   [GRAPHIC]

                          DEFINITION OF RENTABLE AREA


         The term "Rentable Area" as used in the Lease shall mean:

         (a) Single Tenant Floor. As to each floor of the Building on which the entire space rentable to tenants is or will be leased to one tenant (hereinafter referred to as "Single Tenant Floor") Rentable Area shall be the entire area bounded by the inside surface of the four exterior glass walls (or the inside surface of the permanent exterior wall where there is no glass) on such floor, including all areas used for elevator lobbies, corridors, special stairways, or elevators, restrooms, mechanical rooms, electrical rooms and telephone closets without deduction for columns and other structural portions of the Building or vertical penetrations that are included for the special use of Tenant but excluding the area contained within the exterior walls of the Building stairs, fire towers, vertical ducts, elevator shafts, flues, vents, stacks and pipe shafts.

         (b) Multi-Tenant Floor. As to each floor of the Building on which space is or will be leased to more than one tenant (hereinafter referred to as "Multi-Tenant Floor"), Rentable Area attributable to each such lease shall be the total of (i) the entire area included within the Premises covered by such lease, being the area bounded by the inside surface of any exterior glass walls (or the inside surface of the permanent exterior wall where there is no glass) of the Building bounding such Premises, the exterior of all walls separating such premises from any public corridors or other public areas on such floor, and the centerline of all walls separating such Premises from other areas leased or to be leased to other tenants on such floor, and (ii) a pro rata portion of the area covered by the elevator lobbies, corridors, restrooms, mechanical rooms, electrical rooms and telephone closets situated on such floor.

         (c) Rentable Areas. For purposes of establishing the initial Building Expense Percentage, Project Expense Percentage and Basic Annual Rent as shown in Items 4(c)(i) and 4(c)(ii) of the Basic Lease Provisions, the Rentable Area of the Premises is deemed to be as set forth in Item 1(a) of the Basic Lease Provisions, and the Rentable Areas of the Building and the Project are deemed to be 158,785 and 515,000 square feet, respectively. Prior to the Commencement Date, and from time to time thereafter at Landlord's option, Landlord's architect shall determine and certify in writing to Tenant and Landlord the actual Rentable Area of the Premises, the Building and the Project, respectively, which such determinations and certifications shall be conclusive, and thereupon Tenant's Building Expense Percentage, Project Expense Percentage and Basic Annual Rent shall be adjusted accordingly.


                                 EXHIBIT "A-3"

                    TENANT IMPROVEMENT ALLOWANCE MEMORANDUM



         In addition to the mutual covenants contained in the Lease, Landlord and Tenant further mutually agree as follows:

         1. Tenant Improvement Allowance

            Landlord shall pay $20.00 per square foot of Usable Area in the Premises (as hereafter defined) (the "Allowance") for the work to be performed by Landlord under this Tenant Improvement Allowance Memorandum (the "Memorandum"). Such work shall include the construction of the tenant improvements described below and the preparation of all space plans, working drawings, plans for such construction and building permits and fees associated with this work.

         2. Plans and Specifications for the Premises.

            (a) Tenant agrees to cooperate with Landlord's architects and engineers in the completion of detailed space plans and specifications for the Premises which shall include, but not be limited to, locations of doors, partitioning, reflected ceiling, electrical fixtures, outlets and switches, telephone outlets, plumbing fixtures, extraordinary floor loads, and other special requirements. Tenant shall coordinate, develop and approve such space plans and working drawings in writing and obtain all required governmental permits ("Permits") on or before the Space Plan Approval Date set forth in the Schedule of Approvals below. Tenant may have its own architect prepare space plans and specifications and obtain Permits prior to the Space Plan Approval Date. If Tenant does so, Landlord shall be entitled in all respects to rely upon all plans, drawings and information so supplied by Tenant. The tenant improvement work to be done pursuant to such plans and specifications shall be hereinafter referred to as "Tenant's Work."

            (b) Tenant's plans and specifications shall not be in conflict with the building codes for the City of San Diego or with insurance regulations for a fire resistive Type I building. All plans and specifications shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits and licenses required for construction.

         3. Definition of Usable Area.

            The term Usable Area shall mean the Rentable Area of the Premises, less the area of elevator lobbies, public restrooms, mechanical rooms, electrical rooms, telephone closets and other common areas of the Building and vertical penetrations not constructed or provided for the special use of Tenant.

         4. Work at Tenant's Cost and Expense.

            (a) After Tenant has performed its obligations under Paragraphs 7(a), 7(b) and 7(c) below, Landlord shall cause Tenant's Work to be installed by Landlord's contractor, but at Tenant's sole cost and expense, subject, however, to Landlord's paying the Allowance. Prior to commencing any Tenant's Work, Landlord shall submit to Tenant a written cost estimate of the Tenant's Work. Tenant shall approve the cost estimate of the Tenant's Work by notifying the Landlord in writing within the time limit specified in Paragraph 7(b) of the Schedule of Approvals below. At the same time, Tenant shall also pay Landlord in full the amount of such.

                                  EXHIBIT "B"
cost less the Allowance. After payment is made, Landlord's contractor shall then proceed with Tenant's Work. Tenant shall be responsible for the expense, design, function and maintenance of special, non-Building Standard improvements, whether or not installed by Landlord.

            (b) In addition, Tenant shall pay Landlord fifteen percent (15%) of the costs of Tenant's Work in excess of the allowance for Landlord's overhead and coordination of the Tenant's Work.

         5. Building Standard Materials.

         The following items are Building Standard and must be used in order to maintain the Building's integrity. These items are exterior window blinds, suite entry and interior doors and hardware, acoustical ceilings, suite plaques and directory strips, HVAC and electrical systems, metal studs and carpeting. However, Tenant may request different materials or require work different from or in addition to the Building Standard. In such event any materials, drawings, plans or specifications requested shall be subject to the approval of Landlord in writing. Such approval shall not be unreasonably withheld.

         6. Completion and Rental Commencement Date.

         It is understood that the Tenant shall be liable for the delay and increased cost, if any, in completing the affected Tenant's Work. It is further understood that the Rent Commencement Date (as defined in the Lease) will not be affected by any such delay on the part of Tenant. Neither the Commencement Date nor the Rental Commencement Date of the Lease as set forth in Paragraph 1 of the Lease and in the Basic Lease Provisions shall be delayed by any of the following:

            (a) Tenant's failure to approve or furnish its space plans and specifications, working drawings, and Permits by the time specified in the Schedule of Approvals, below, or,

            (b) Delays of any nature, whether or not within Tenant's control, resulting from Tenant's decision to use any materials, finishes or installations other than Building Standard, or

            (c) A delay in performance of Tenant's Work as a result of Tenant's failure to approve written costs of the Work in accordance with Paragraphs 4 and 5 hereof.

            (d) Any change requested by Tenant in the scope of work approved and contracted for by Landlord.

         7. Schedule of Approvals.

         Tenant shall approve the matters listed in the "Event" column below by the corresponding time specified in the "Time" column as follows:

                  Event                                     Time

         (a)      SPACE PLAN APPROVAL DATE;                 August 10, 1984
                  i.e. approval of final
                  plans and specifications
                  for Tenant's Work


                                  EXHIBIT "B"

         (b)      Deadline for Tenant's              Seven days from
                  approval of Landlord's             receipt of Landlord's
                  cost estimate of Tenant's          written cost estimate
                  Work

         (c)      Deadline for payment               One half of Tenant's share
                  of Tenant's share                  due upon commencement of
                  of cost of Tenant's                construction, the balance
                  Work                               upon completion of
                                                     construction.



                                  EXHIBIT "B"

                             RULES AND REGULATIONS


         1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building shall not be obstructed or used for any purpose other than ingress and egress. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the building and the Tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals only for the purpose of conducting its business on the Premises (such as clients, customers, office suppliers and equipment vendors, and the like) unless such persons are engaged in illegal activities. Neither Tenant nor any employee of Tenant shall go upon the roof of the Building without the prior written consent of Landlord.

         2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord's standard drapes. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord.

         3. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on, about or from any part of the Premises, or the Building, or the Project without the prior written consent of Landlord. If Landlord shall have given such consent at the time, whether before or after the execution of this Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of this Lease, and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to each and every such sign, advertisement or notice other than the particular sign, advertisement or notice, as the case may be, so consented to by Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at Tenant's expense, and shall be of a size, color and style acceptable to Landlord. The directory tablet will be provided exclusively for the display for the name and location of Tenant only and Landlord reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord's standard lettering.

         4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. Tenant shall see that the windows, transoms and doors of the Premises are closed and securely locked before leaving the Building and must observe strict care not to leave windows open when it rains. Tenant

                                   EXHIBIT "C"
shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing drapes when the sun's rays fall directly on the windows of the Premises. Tenant shall not tamper with or change the setting of any thermostats or temperature control valves.

         5. The toilet rooms, water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant if it or its subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

         6. Tenant shall not mark, paint, drill into, or in any way deface any part of the Premises, the Building or the Project. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted, except with the prior written consent of Landlord and as Landlord may direct.

         7. No bicycles, vehicles, birds or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or be permitted by Tenant on the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for Tenant and its employees shall be permitted provided power shall not exceed that amount which can be provided by a 30 amp circuit. Tenant shall not cause or permit any unusual or objectionable odors to be produced or permeate the Premises. Smoking or carrying lighted cigars, cigarettes or pipes in the elevators of the Building is prohibited.

         8. The Premises shall not be used for manufacturing or for the storage of merchandise, except as such storage may be incidental to the permitted use of the Premises. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco (except by a cigarette vending machine for use by Tenant's employees) in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for Tenant on the Premises nor advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

         9. Tenant shall not make, or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of the building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. Tenant shall not throw anything out of doors, windows or skylight or down the passageways.

         10. Neither Tenant, its subtenants or assignees nor any of their servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance.

                                  EXHIBIT "C"

         11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanisms thereof. Tenant must upon the termination of his tenancy, restore to the Landlord all keys of stores, offices, and toilet rooms, either furnished to or otherwise procured by Tenant, and in the event of the loss of keys so furnished, Tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

         12. All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord shall determine from time to time, without the express written consent of Landlord. The moving of safes or other fixtures or bulky matter of any kind must be done upon previous notice to the superintendent of the Building and under his supervision, and the persons employed by Tenant for such work must be acceptable to the Landlord. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Landlord in order to distribute their weight.

         13. Tenant shall not purchase spring water, ice, towels, janitorial supplies or maintenance or other like services, from any person or persons not approved by Landlord.

         14. Landlord shall have the right to prohibit advertising by Tenant which, in Landlord's opinion tends to impair the reputation of the Building or the Project or its desirability as an office location. Upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

         15. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Saturday, Sunday and legal holidays all persons who are not known to the Building watchman and who do not present a pass to the Building approved by Landlord. The Landlord will furnish passes to persons for whom Tenant requests the same in writing. Tenant shall be responsible for all persons for whom he requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right without any abatement of rent to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the Tenant and the protection of the Building and the property in the Building.

         16. Any persons employed by Tenant to do janitorial work shall, while in the Building and outside of the Premises, be subject to and under the control and direction of the superintendent of the Building (but not as an agent or servant of said superintendent or of Landlord), and Tenant shall be responsible for all acts of such persons.

         17. All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress.

                                  EXHIBIT "C"

         18. The requirements of Tenant will be attended to only upon application to the Office of the Building.

         19. Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall report and otherwise cooperate to prevent the same.

         20. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

         21. No air conditioning unit or other similar apparatus shall be installed or used by Tenant without the prior written consent of Landlord.

         22. There shall not be used in any space, or in the public halls of the Building, either by Tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards.

         23. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

         24. The scheduling of Tenant move-ins shall be subject to the reasonable discretion of Landlord.

         25. If Tenant desires telephone or telegraph connections, Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without directions from Landlord.

         26. The term "personal goods or services vendors" as used herein means persons who periodically enter the Building for the purpose of selling goods or services to Tenant, other than goods or services which are used by Tenant solely for the purpose of conducting its business on the Premises. "Personal goods or services" include, but are not limited to, drinking water and other beverages, food, barbering services, and shoeshining services. Landlord reserves the right to prohibit personal goods and services vendors from access to the Building except upon such reasonable terms and conditions, including but not limited to the payment of a reasonable fee and provision for insurance coverage, as are related to the safety, care and cleanliness of the Building, the preservation of good order thereon, and the relief of any financial or other burden on the Landlord occasioned by the presence of such vendors or the sale by them of personal goods or services to Tenant or its employees. If necessary for the accomplishment of these purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in the Building.

                                  EXHIBIT "C"

                              ESTOPPEL CERTIFICATE

                           Statement of Tenant Release



Data:    _____________________________, 19__

Re:      Address: ________________________

For Premises in: _________________________

                 _________________________



Gentlemen:

         It is our understanding that you have made certain commitments to the Landlord of the subject premises and, as a condition thereof, have required this certification by the undersigned.

         The undersigned, as Tenant under that certain Office Lease dated __________________ , 19 ___ , made and entered into between Sorrento Tech Limited, as Landlord, and the undersigned, as Tenant, hereby ratified said Lease and certified that the undersigned has accepted possession and entered into occupancy of the Premises described in said Lease and the minimum rental in the monthly amount of $ ____________ was payable from that or an earlier date; that said Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way; that the same represents the entire agreement between the parties as to the leasing; that the terms of said Lease to be performed by the Landlord have been fully satisfied, including without limitation, that the improvements and space required to be furnished according to said Lease have been completed in all respects, that Landlord has fulfilled all of its duties of an inducement nature, that all required contributions by Landlord to Tenant on account of Tenant's improvements have been paid and received; and that on this date there are no existing defenses or offsets which the undersigned has against the enforcement of said Lease by Landlord; that rental has not been paid in advance except as provided by the Lease terms, and that security in the sum of $ _____________ has been deposited with Landlord; and that all minimum rental due as of this date has been paid.

                                                  Very truly yours,



                                                  ________________________

                                                  ________________________
                                                           TENANT



                                  EXHIBIT "D"

                               PARKING AGREEMENT


         Subject to compliance with the following Rules and Regulations, so long as the Lease to which this Parking Agreement is attached remains in effect, Tenant or persons designated by Tenant shall be entitled to park, on a non-exclusive basis, in the Project parking facilities, and on surface parking areas located on the Project.

         All persons utilizing the Project parking facilities shall comply with this Parking Agreement. The following Rules and Regulations are in effect until Landlord notifies Tenant of any change. Landlord reserves the right to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the Project parking as it deems necessary. Landlord may refuse to permit any person who violates this Parking Agreement to park in the Project parking facilities. Any violation of this Parking Agreement shall subject the violator's car to removal from the Project parking facilities at the violator's expense.


                             Rules and Regulations


         1. Cars must be parked entirely within the stall lines painted on the floor.

         2.  All directional signs and arrows must be observed.

         3.  The speed limit shall be 5 miles per hour.

         4.  Parking is prohibited:

             (a) In areas not striped for parking,

             (b) In fire lanes,

             (c) Where "no parking" signs are posted,

             (d) In cross-hatched areas, or

             (e) In such other areas as may be designated by Landlord.

         5. Every parker is required to park and lock his or her own car. All responsibility for damage to cars or persons is assumed by the parker.

         6. No more than one vehicle may be parked in any one parking space. Washing, waxing, cleaning or servicing of any vehicle by a parker and/or his agents is prohibited.

         7. Tenant shall acquaint all its officers and employees with these Rules and Regulations.



                                  EXHIBIT "E"